UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): January 28, 2019 (January 22, 2019)
Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements

Richard Scott Sloan Amended and Restated Employment Agreement

On January 22, 2019, Vanguard Natural Resources, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Employment Agreement with its President and Chief Executive Officer, Richard Scott Sloan. The initial term of the employment agreement will begin on January 26, 2019, and end on December 31, 2020, which term shall automatically renew for one-year periods unless the Company or Mr. Sloan gives notice that it or he, as applicable, does not wish to extend the Agreement. The employment agreement provides that Mr. Sloan is entitled to receive an annual base salary of $720,000 and an annual target bonus equal to 100% of his base salary; provided that during the 2019 calendar year, Mr. Sloan will instead participate in a quarterly bonus arrangement that provides him the opportunity to earn a target quarterly bonus of $180,000 (the “Sloan STIP”). The Sloan STIP permits Mr. Sloan to earn a quarterly bonus if performance metrics are achieved during the applicable calendar quarter on either a stand-alone or “catch up” basis. Mr. Sloan can earn up to 150% of his quarterly target bonus if the applicable performance metrics are exceeded. The employment agreement also provides for the payment by the Company to Mr. Sloan of a one-time fee in the amount of $1,000,000, which Mr. Sloan will be required to repay to the Company in the event his employment with the Company terminates before a specified date other than (a) by the Company for a reason other than Cause (as defined therein), (b) by Mr. Sloan for Good Reason (as defined therein), or (c) due to Mr. Sloan’s death or Disability (as defined therein). The other terms of the employment agreement are generally consistent with the terms of Mr. Sloan’s prior agreement, except that: (i) if a Change of Control occurs during 2019 or 2020, then the Change of Control Payment (as defined therein) will equal two times Mr. Sloan’s Target Bonus (rather than his actual bonus for the prior year), (ii) a non-renewal of Mr. Sloan’s employment upon a notice of non-renewal from the Company is treated the same as a termination without Cause for purposes of Mr. Sloan’s severance payments and benefits, and (iii) Mr. Sloan will receive a Pro Rata Bonus in the event that his employment terminates by reason of his death or Disability. Further, the agreement clarifies that certain events do not constitute a Change of Control or Good Reason event.

Ryan Midgett Amended and Restated Employment Agreement

On January 22, 2019, the Company entered into an Amended and Restated Employment Agreement with its Chief Financial Officer, Ryan Midgett. The initial term of the employment agreement will begin on January 26, 2019, and end on December 31, 2020, which term shall automatically renew for one-year periods unless the Company or Mr. Midgett gives notice that it or he, as applicable, does not wish to extend the Agreement. The employment agreement provides that Mr. Midgett is entitled to receive an annual base salary of $325,000 and an annual target bonus equal to 80% of his base salary; provided that during the 2019 calendar year, Mr. Midgett will instead participate in a quarterly bonus arrangement that provides him the opportunity to earn a target quarterly bonus of $65,000 (the “Midgett STIP”). The Midgett STIP permits Mr. Midgett to earn a quarterly bonus if performance metrics are achieved during the applicable calendar quarter on either a stand-alone or “catch up” basis. Mr. Midgett can earn up to 150% of his quarterly target bonus if the applicable performance metrics are exceeded. The employment agreement also provides for the payment by the Company to Mr. Midgett of a one-time fee in the amount of $325,000, which Mr. Midgett will be required to repay to the Company in the event his employment with the Company terminates for any reason before a specified date other than (a) by the Company for a reason other than Cause (as defined therein), (b) by Mr. Midgett for Good Reason (as defined therein), or (c) due to Mr. Midgett’s death or Disability (as defined therein). The other terms of the agreement are generally consistent with the terms of Mr. Midgett’s prior agreement, except that: (i) if a Change of Control occurs during 2019 or 2020, then the Change of Control Payment (as defined therein) will equal two times his Target Bonus (rather than his actual bonus for the prior year), (ii) a non-renewal of his employment upon a notice of non-renewal from the Company is treated the same as a termination without Cause for purposes of his severance payments and benefits, and (iii) he will receive any Earned but Unpaid Bonus and the Pro Rata Bonus upon a termination of his employment without Cause or as a result of his death or Disability or upon his resignation for Good Reason. Further, the agreement clarifies that certain events do not constitute a Change of Control or Good Reason event.

Jonathan C. Curth Amended and Restated Employment Agreement

On January 22, 2019, the Company entered into an Amended and Restated Employment Agreement with its General Counsel, Corporate Secretary and Vice President of Land, Jonathan C. Curth. The initial term of the employment agreement will begin on January 26, 2019, and end on December 31, 2020, which term shall automatically renew for one-year periods unless the Company or Mr. Curth gives notice that it or he, as applicable, does not wish to extend the Agreement. The employment agreement provides that Mr. Curth is entitled to receive an annual base salary of $380,000 and an annual target bonus equal to 80% of his base salary; provided that during the 2019 calendar year, Mr. Curth will instead participate in a quarterly bonus arrangement that provides him the opportunity to earn a target quarterly bonus of $76,000 (the “Curth STIP”). The Curth STIP permits Mr. Curth to earn a quarterly bonus if performance metrics are achieved during the applicable calendar quarter on either a stand-alone or “catch up” basis. Mr. Curth can earn up to 150% of his quarterly target bonus if the applicable performance metrics are exceeded. The employment agreement also provides for the payment by the Company to Mr. Curth of a one-time fee in the amount of $380,000, which Mr. Curth will be required to repay to the Company in the event his employment with the Company terminates for any reason before a specified date other than (a) by the Company for a reason other than Cause (as defined therein), (b) by Mr. Curth for Good Reason (as defined therein), or (c) due to Mr. Curth’s death or Disability (as defined therein). The other terms of the agreement are generally consistent with the terms of Mr. Curth’s prior agreement, except that: (i) if a Change of Control occurs during 2019 or 2020, then the Change of Control Payment (as defined therein) will equal two times his Target Bonus (rather than his actual bonus for the prior year), (ii) a non-renewal of his employment upon a notice of non-renewal from the Company is treated the same as a termination without Cause for purposes of his severance payments and benefits, and (iii) he will receive any Earned but Unpaid Bonus and the Pro Rata Bonus upon a termination of his employment without Cause or as a result of his death or Disability or upon his resignation for Good Reason. Further, the agreement clarifies that certain events do not constitute a Change of Control or Good Reason event.

The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the employment agreements, which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Approval of Updated Director Compensation

On January 22, 2019, the Board approved a change in the Company’s Board of Director (the “Board”) compensation plan, effective immediately. The annual director fee paid in respect of each director’s service on the Board will be $200,000, payable quarterly, in advance, solely in cash.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement with Richard Scott Sloan, dated January 22, 2019
10.2	Employment Agreement with Ryan Midgett, dated January 22, 2019
10.3	Employment Agreement with Jonathan C. Curth, dated January 22, 2019

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: January 28, 2019	By:	/s/ R. Scott Sloan
		Name:	R. Scott Sloan
		Title:	President and Chief Executive Officer